UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 7, 2006
ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)
Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645

(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 305-539-6000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1 Credit Agreement

Item 1.01 Entry into a Material Definitive Agreement.
     On November 7, 2006, Royal Caribbean Cruises Ltd. (the “Company”) entered into a Credit Agreement (the “Agreement”) with various financial institutions and Citicorp North America, Inc. as Administrative Agent. The Agreement provides for the making of an unsecured loan (the “Loan”) of up to €750,000,000 ( or the equivalent thereof in U.S. dollars) to the Company due in 2007 at an interest rate tied to the EURIBO rate plus the applicable margin, in accordance with the Agreement. The Company intends to use the proceeds of the Loan to acquire all of the capital stock of Pullmantur, S.A. (“Pullmantur”) and to repay or refinance Pullmantur’s debt.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
Exhibit 10.1 – €750,000,000 Credit Agreement dated as of November 7, 2006 among Royal Caribbean Cruises Ltd., various financial institutions and Citibank, N.A. as Administrative Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date: November 8, 2006	By:	/s/ LUIS E. LEON

		Name:	Luis E. Leon
		Title:	Executive Vice President and Chief Financial Officer